                                                                      EXHIBIT 25
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM T-1
                         STATEMENT OF ELIGIBILITY UNDER
                THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS A TRUSTEE
         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                      PURSUANT TO SECTION 305(b)(2)      [ X ]
                           FIRST UNION NATIONAL BANK
              (Exact name of trustee as specified in its charter)

                                                         22-1147033
       (Jurisdiction of incorporation or              (I.R.S. employer
   organization if not a U.S. national bank)        Identification No.)
102 Pennsylvania Avenue, Avondale, Pennsylvania            19311
    (Address of principal executive offices)             (Zip Code)

           (Name, address and telephone number of agent for service)
                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
              (Exact name of obligor as specified in its charter)

             New Jersey                       22-1212800
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)        Identification No.)
  80 Park Plaza, Newark, New Jersey             07101
   (Address of principal executive            (Zip Code)
              offices)

                      First and Refunding Mortgage Bonds*
                      (Title of the indenture securities)
* The indenture securities are to be issued in one or more series pursuant to a Registration Statement on Form S-3 filed by the obligor with the Commission pursuant to Rule 415, to which this Form T-1 is an Exhibit.

                                    GENERAL
Item 1. General Information.
     Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
           Comptroller of the Currency, Washington, D.C.
           Board of Governors of Federal Reserve System, New York, N.Y.
           Federal Deposit Insurance Corporation, Washington, D.C.
     (b) Whether it is authorized to exercise corporate trust powers.
               The Trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor.
     If the obligor is an affiliate of the trustee, describe each such affiliation.
     None.

Item 3. Voting Securities of the Trustee.
     Furnish the following information as to each class of voting securities of the trustee:
                            As of November 30, 1997

    Col. A               Col. B
Title of Class     Amount Outstanding

     Not Applicable
Item 4. Trusteeships under Other Indentures.
     If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:
     (a) Title of the securities outstanding under each such other indenture. Not Applicable
     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.
          Not Applicable
Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.
     If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.
     Not Applicable

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials. Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.
                            As of November 30, 1997

    Col. A            Col. B            Col. C              Col. D
                                                        Percentage of
                                                      Voting securities
                                                        represented by
                                     Amount owned      amount given in
Name of owner     Title of class     beneficially           Col. C

     Not Applicable
Item 7. Voting Securities of the Trustee Owned by Underwriters or their
Officials.
     Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.
                            As of November 30, 1997

    Col. A            Col. B            Col. C              Col. D
                                                        Percentage of
                                                      Voting securities
                                                        represented by
                                     Amount owned      amount given in
Name of owner     Title of class     beneficially           Col. C

     Not Applicable
Item 8. Securities of the Obligor Owned or Held by the Trustee.
     Furnish the following information as to securities of the obligor owned or held as collateral security for the obligations in default by the trustee.
                            As of November 30, 1997

    Col. A            Col. B                  Col. C                   Col. D
                   Whether the
                  securities are    Amount owned beneficially     Percent of class
                    voting or         or held as collateral        represented by
                    nonvoting        security for obligations     amount given in
Title of Class      securities        in default by Trustee            Col. C

     Not Applicable
                                       2

Item 9. Securities of the Underwriters Owned or Held by the Trustee.
     If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.
                            As of November 30, 1997

    Col. A            Col. B                 Col. C                   Col. D
    --------          -------               --------                  --------
                                   Amount owned beneficially     Percent of class
Name of Issuer                       or held as collateral        represented by
 and title of         Amount        security for obligations     amount given in
     class         outstanding       in default by Trustee            Col. C

     Not Applicable
Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.
     If the trustee owns beneficially or holds collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.
                            As of November 30, 1997

    Col. A            Col. B                 Col. C                   Col. D
------------          --------              --------                ----------
                                   Amount owned beneficially     Percent of class
Name of Issuer                       or held as collateral        represented by
 and title of         Amount        security for obligations     amount given in
     class         outstanding       in default by Trustee            Col. C

     Not Applicable
Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.
     If the trustee owns beneficially or holds collateral security for obligations in default any securities of a person who, to the knowledge of the trustee owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.
                            As of November 30, 1997

    Col. A            Col. B                 Col. C                   Col. D
-------------        ---------               -------                  -------
                                   Amount owned beneficially     Percent of class
Name of Issuer                       or held as collateral        represented by
 and title of         Amount        security for obligations     amount given in
     class         outstanding       in default by Trustee            Col. C

     Not Applicable
                                       3

Item 12. Indebtedness of the Obligor to the Trustee.
     Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

        Col. A                   Col. B              Col. C
       --------                 --------             -------
Nature of indebtedness     Amount outstanding       Date due

     Not Applicable
Item 13. Defaults by the Obligor.
     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.
     None
     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.
     None
Item 14. Affiliations with the Underwriters.
     If any underwriter is an affiliate of the trustee, describe any such affiliation.
     Not Applicable
Item 15. Foreign Trustee.
     Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.
     Not Applicable
Item 16. List of Exhibits.

     1*       -- Copy of Articles of Association of the Trustee as now in effect.
     2        -- No certificate of authority of the Trustee to commence business is furnished since this authority is contained in the Articles of Association of the Trustee.
     3*       -- Copy of the authorization of the Trustee to exercise corporate trust powers.
     4*       -- Copy of the existing By-Laws of the Trustee, as now in effect.
     5        -- Not Applicable.
     6        -- The consent of the Trustee required by Section 321(b) of the Act.
     7        -- A copy of the latest report of Condition of the Trustee published pursuant to the law or the requirements of its supervising or examining authority.
     8        -- Not Applicable
     9        -- Not Applicable

* Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-40477).
     In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.
                                       4

                                   SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark, and State of New Jersey, on the 27th day of January, 1998.
                                             FIRST UNION NATIONAL BANK
                                               (Trustee)
(CORPORATE SEAL)
                                                          F. GALLAGHER
                                             By: ...............................
                                                          F. Gallagher
                                                         Vice President
                                       5

                                                                             T-6
                               CONSENT OF TRUSTEE
     Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Public Service Electric and Gas Company, we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
                                             FIRST UNION NATIONAL BANK
                                             By:       FRANK GALLAGHER
                                                       Frank Gallagher
                                                       Vice President
Newark, NJ
January 27, 1998
                                       6

                                                                             T-7
                              REPORT OF CONDITION
     Consolidating domestic and foreign subsidiaries of the First Union National Bank of Avondale in the state of Pennsylvania, at the close of business on September 30, 1997, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.
Statement of Resources and Liabilities

                                         ASSETS
                                 (Thousands of Dollars)
Cash and balance due from depository institutions:
Noninterest-bearing balances and currency and coin................             1,342,937
Interest-bearing balances.........................................               284,300
Securities:
  Hold-to-maturity securities.....................................               356,998
  Available-for-sale securities...................................             3,605,206
Federal funds sold and securities purchased under agreements to
  resell .........................................................             1,741,187
Loans and lease financing receivables:
  Loan and leases, net of unearned income............   18,839,020
  LESS: Allowance for loan and lease losses..........      217,076
  LESS: Allocated transfer risk reserve..............            0
  Loans and leases, net of unearned income, allowance, and
    reserve ......................................................            18,621,944
Assets held in trading accounts...................................                     0
Premises and fixed assets (including capitalized leases)..........               421,529
Other real estate owned...........................................                30,927
Investment in unconsolidated subsidiaries and associated
  companies ......................................................                33,802
Customer's liability to this bank on acceptances outstanding......                84,875
Intangible assets.................................................               392,926
Other assets......................................................               770,806
Total assets......................................................            27,687,437
                                      LIABILITIES
Deposits:
  In domestic offices.............................................            20,725,451
    Noninterest-bearing..............................    3,229,608
    Interest-bearing.................................   17,495,843
  In foreign offices, Edge and Agreement subsidiaries, and IBFs...               683,105
    Noninterest-bearing..............................           76
    Interest-bearing.................................      588,055
Federal funds purchased and securities sold under agreements to
  repurchase......................................................             2,500,263
Demand notes issued to the U.S. Treasury..........................                75,145
Trading liabilities...............................................                     0
Other borrowed money:
  With original maturity of one year or less......................                 2,156
  With original maturity of more than one year....................                 7,520
Mortgage indebtedness and obligations under capitalized leases....                 5,866
Bank's liability on acceptances executed and outstanding..........                85,165
Subordinated notes and debentures.................................               447,960
Other liabilities.................................................               863,272
Total liabilities.................................................            25,395,903
Limited-life preferred stock and related surplus..................                     0
                                     EQUITY CAPITAL
Perpetual preferred stock and related surplus.....................               160,540
Common Stock......................................................               452,156
Surplus...........................................................             1,300,080
Undivided profits and capital reserves............................               356,154
Net unrealized holding gains (losses) on available-for-sale
  securities .....................................................                22,604
Cumulative foreign currency translation adjustments...............                     0
Total equity capital..............................................             2,291,534
Total liabilities, limited-life preferred stock and equity
  capital.........................................................            27,687,437

                                       7